Exhibit 10.1

Certain confidential information contained in this document, marked by brackets as [***], has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. In addition, certain personally identifiable information contained in this document, marked by brackets as [***], has been omitted from this exhibit pursuant to Item 601(a)(6) under Regulation S-K.

AMENDMENT NO. 7 TO THE
SUPPLY AND LICENSE AGREEMENT BY AND BETWEEN
HESKA CORPORATION AND
INTERVET INC., d/b/a MERCK ANIMAL HEALTH

This AMENDMENT NO. 7, dated as of this 18th day of September 2020 ("Amendment No. 7"), to the Supply and License Agreement, dated as of August 1, 2003 (the "Agreement"), is made by and between INTERVET INC., d/b/a MERCK ANIMAL HEALTH ("MAH"), and HESKA CORPORATION ("Heska").

RECITALS:

WHEREAS, MAH and Heska entered the Agreement to, among other things, provide for the supply by Heska to MAH of certain veterinary products; and

WHEREAS, MAH and Heska have previously amended the Agreement to provide that the Territory (as defined in the Agreement) includes Canada; and

WHEREAS, MAH and Heska desire to further amend the Agreement to, among other things, (i) authorize MAH's Affiliate Intervet Canada Corp. ("MAH Canada") to order certain veterinary products from Heska, and (ii) provide specific terms relating to the supply of such veterinary products to MAH Canada.

NOW, THEREFORE, MAH and Heska hereby agree to amend the Agreement as follows:

1.Unless otherwise defined herein, each of the capitalized terms used in this Amendment shall have the meaning ascribed to it in the Agreement.

2.MAH Canada is hereby authorized to directly purchase Products from Heska under the Agreement, and to resale and distribute such Products within Canada.

3.MAH Canada's purchases of Products from Heska are subject to the terms and conditions of the Agreement, except as such terms and conditions are specifically amended by the Canada Terms and Conditions of Sale set forth in Exhibit A to this Amendment No. 7 (the "Canada Terms and Conditions of Sale").

4.Sections 1.1 and 2.17 of the Agreement will be replaced in its entirety with the Merck / Heska PV Agreement shown in Exhibit B.

5.In the event of any conflict between the Agreement (as amended) and the Canada Terms and Conditions of Sale as it relates to the purchase, sale and distribution of Products by MAH Canada in Canada, the Canada Terms and Conditions of Sale shall prevail.

6.From and after the execution of this Amendment, all references in the Agreement to "this Agreement," "hereof," "herein," and similar words or phrases shall mean and refer to the Agreement as amended by this Amendment. This Amendment shall not be modified, supplemented, amended, or terminated in any manner whatsoever, except by a written instrument signed the party against which such modification, supplement, amendment, or termination is sought to be enforced.

7.Except as expressly modified by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of MAH and Heska has caused this Amendment to be executed by its respective duly authorized officer as of the date first above written. MAH Canada has also executed this Amendment No. 7 to confirm its acceptance and acknowledgment of the Canada Terms and Conditions of Sale, and its agreement to be bound by the terms of the Agreement, this Amendment No. 7, and the Canada Terms and Conditions of Sale, as each relates to the purchase, resale and distribution of the Products within Canada.

HESKA CORPORATION

By:     /s/ Christopher Sveen
Name: Christopher Sveen

Title:     President, Diamond Animal Health

INTERVET INC.

By:     [***]

Name:     [***]

Title:     [***]

Acknowledged and Agreed: INTERVET CANADA CORP.
By:     [***]

Name: [***]

Title:     [***]

EXHIBIT A
CANADA TERMS AND CONDITIONS OF SALE

A.Any and all rights and obligations under or pursuant to the Agreement that relate specifically to the purchase, sale, resale and/or distribution of the Product in Canada shall be deemed to apply solely to MAH Canada and not MAH. MAH shall not be responsible, and Heska hereby acknowledges that it shall not have any rights or recourses against MAH, for any liabilities or obligations of any nature of MAH Canada under, pursuant or in relation to or in connection with these Canada Terms and Conditions of Sale.

B.THESE CANADA TERMS AND CONDITIONS OF SALE MAY BE TERMINATED PURSUANT TO THE TERMINATION PROVISIONS CONTAINED IN THE AGREEMENT; PROVIDED, HOWEVER, THAT ANY SUCH TERMINATION WILL BE INDEPENDENT OF THE AGREEMENT, WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

C.Appendix A to the Agreement is hereby replaced for Canada only by Appendix A to this Exhibit A.

D.Appendix B to the Agreement will be replaced for Canada only by Appendix B to this Exhibit A.

E.For Canada only, the Parties agree that Section 2.9 of the Agreement shall not apply. With respect to Canada only, the Parties agree that the responsibility for regulatory approvals and maintenance shall be as set forth in Appendix C to this Exhibit A. Each of Heska and MAH Canada shall fulfill the obligations set forth opposite its respective name in Appendix C hereto at its respective cost in order for MAH Canada to obtain and maintain in its name regulatory approval allowing for the importation, sale and distribution of the Product in Canada and shall provide such other reasonable, non-financial assistance as may be requested by the other Party for such purpose.

F.MAH Canada and Heska shall be bound by the terms of a distinct Technical Quality Agreement.

G.For the avoidance of doubt, no fee or other amount shall be payable pursuant to Section 4.1 of the Agreement upon approval of the Product in Canada.

H.For sales of Products in Canada only, the following shall apply as new Section
4.5 of the Agreement:

"4.5    Withholding Taxes

Each Party shall be responsible for the payment of their own applicable taxes due or payable in respect of any payment contemplated by this Agreement. Any payments under this Agreement shall be paid in full without any deduction or withholding of taxes, except to the extent required by law. If any taxes are required to be deducted or withheld by any Party pursuant to legal requirements, such Party will (i) pay the taxes to the applicable taxing authority, (ii) send proof of such payment to the other Party, and (iii) use reasonable efforts to assist the other Party in its efforts to obtain a credit for such tax payment. Each Party agrees to use reasonable efforts to assist the other Party in claiming any legal exemptions from the respective obligation to deduct or withhold tax under double taxation treaties available under applicable double tax treaties or other applicable laws."

I.MAH Canada represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of Canada.

J.Any and all references to the FDA or any other authority in the Agreement shall, to the extent necessary for Canada, be deemed to be a reference to the equivalent authority in Canada and any and all references to any and all laws, regulations and rules of the United States of America in the Agreement shall, to the extent necessary, be deemed to be a reference to the Canadian equivalent thereof.

K.Nothing set forth in this Canadian Agreement shall, in any manner, be construed as altering the terms and conditions of the Agreement, other than as expressly set forth herein or as required by applicable laws of Canada and its provinces.

L.For the purpose of Section 9.7 of the Agreement and notwithstanding anything to the contrary in the Agreement, notices to MAH Canada should be addressed as follows, subject to change at any time by MAH Canada upon notice to the other Party:

To MAH Canada:

c/o Intervet Canada Corp. 16750 TransCanada Highway Kirkland, Quebec H9H 4M7

Attention:    [***]
E-mail:    [***]
Telecopier:    [***]

With a copy to:

Merck Canada Inc.
16750 TransCanada Highway Kirkland, Quebec H9H 4M7

Attention:    [***]
E-mail:    [***]
Telecopier :    [***]

Appendix A

Price, Minimum Purchase Size and
Annual Minimum Purchase Requirement for Canada

1.Pricing. The initial Product transfer price for all orders placed by MAH Canada and delivered by Heska during a Calendar Year shall be as set forth below and based on MAH Canada's good faith forecast of projected purchases of Product for such Calendar Year provided to Heska pursuant to Section 2.2.

Product Transfer Price (USD):

Table 1:

Small Tablets	Price/Unit	[***]
Medium Tablets	Price/Unit	[***]
Large Tablets	Price/Unit	[***]
The pricing in Table 1 is associated with the corresponding Minimum Purchase Size found in Section 2, Subsections a, b and c. These prices apply only to Product ordered in the corresponding Minimum Purchase Size.

Table 2:

Small Tablets	Price/Unit	[***]
Medium Tablets	Price/Unit	[***]
Large Tablets	Price/Unit	[***]
The pricing in Table 2 is associated with the corresponding Minimum Purchase Size found in Section 3, Subsections a, b and c. These prices apply only to Product ordered in the corresponding Minimum Purchase Size, provided that two, and only two, tablet sizes are to be purchased at the same time for each corresponding purchase order as further detailed in Section 3.

Prices are per Product packet, each packet consisting of six (6) tablets. Pricing assumes the use of pre-printed foil (blister) packaging compliant with United States regulatory authorities. If product packet requires Canadian specific foil, MAH Canada will make a [***] payment prior to each purchase of the pre-printed foil.

Prices are for the packaging format currently in effect as of the effective date of this Amendment No. 7. Packaging format changes required by the Canadian regulatory authorities or the equivalent, shall be paid for by MAH Canada, as shall packaging formats not required by regulatory authorities but requested by MAH Canada. MAH Canada shall reimburse Heska for its documented costs related to such changes in packaging format.

2.Minimum Purchase Size. The following apply to purchases made under pricing in Table 1 above.

a.Small Tablets:    [***]

b.Medium Tablets:    [***]

c.Large Tablets:    [***]

1.Minimum Purchase Size. The following apply to purchases made under pricing in Table 2 above, provided that two, and only two, tablet sizes are to be purchased at the same time for each corresponding purchase order. [***].

a.Small Tablets:    [***]

b.Medium Tablets:    [***]

c.Large Tablets:    [***]

2.Purchases will be included in the calculation of MAH's Annual Minimum Purchase
Requirements set forth in Section 3 of Amendment No. 5, Exhibit A-1.

Appendix B

Product Specifications - Canada

The product will be manufactured and released in compliance with the registration dossier approved by Health Canada's Veterinary Drugs Directorate.

Appendix C
Registration and Marketing Authorization Maintenance Requirements for Canada

	Heska	MAH Canada
Purchase CRP and export to Heska		X
Import/export documentation for CRP	X	X
Analytical method development and comparative release testing of Tri-Heart Plus vs. CRP and associated cost, as detailed in Appendix C-1	X
Re-analysis of efficacy data based on arithmetic means and associated cost	X
Identify an alternative GMP-certified testing laboratory for release testing and execute the analytical method transfer and associated cost	X	X
Provide a copy of Heska's US registration dossier and related amendments for Tri- Heart Plus to MAH Canada and any additional document required to meet current CAN registration requirements	X
Preparation of Canadian registration dossier	X	X
Authorization Holder		X
Canadian importer and distributor		X
Registration/Maintenance fees (ABNDS, subsequent regulatory amendment, Annual DIN renewal, Drug Establishment License annual renewal fees)		X
Annual Product Review	X	X

EXHIBIT B
MERCK / HESKA PV AGREEMENT

Definitions
"Adverse Event" or "AE" shall mean any observation in animals, whether or not considered to be product-related, that is unfavorable and unintended and that occurs after any use of a veterinary medicinal product ("VMP") (off-label and on-label uses). Included are events related to a suspected lack of expected efficacy or noxious reactions in humans after being exposed to VMPs, violations of approved residue limits, potential environmental problems and transmission of any infectious agent via a VMP.
"Authorization Holder" shall mean the Party who holds the Marketing Authorization of a Product in the Territory.
"Medication Error" shall mean any unintended error in the prescribing, storing, dispensing, preparing or administration of a VMP. This also includes cases where a medication error almost occurred, but did not (e.g., an animal owner reached for the wrong product, but realized it before using it).
"Product Quality Complaint" or "PQC" shall mean any written, electronic or oral communication that alleges a potential product defect related to the identity, strength, quality, packaging, labeling or purity of a company product after it is released/distributed for use by a customer and is out of the company's control.
"Counterfeiting" is the unauthorized use of trademark, trade name, other identifying mark, imprint, or device, or any likeness thereof to adulterate, falsely purport, or represent that the product was manufactured or distributed by the identified manufacturer or distributor.
"Diversion" is the transfer or sale of products or materials outside of their intended distribution channels that result in a violation of a law or contract.
"Tampering" is a fraudulent and unauthorized alteration of a product's quality or intended representation.
"Product Complaint" shall mean Adverse Events, Medication Errors, Product Quality Complaints, Counterfeiting, Diversion and Tampering.
"Business Day" shall mean a day in which a local operating unit or sub-unit has regular business operations. Business Days would exclude weekends (unless the unit is normally open weekend days) and holidays in which the unit is closed.
"Marketing Authorization" shall mean the approval granted by the Governmental Authority to market a Product in the Territory.
"Personal Information" shall mean any information or set of information that identifies, or is used by, or on behalf of, a Party to identify an individual.

"Date First Valid" shall mean the date upon which the four minimum criteria for a valid Adverse Event (AE) are first met (identifiable reporter, patient, product, and event), and represents Day 0 for the reporting timeframe for AEs.
"Date First Received" shall mean the date when the complaint first came to the knowledge of anyone within the respective company and represents Day 0 for the reporting timeframe for Product Quality Complaints (PQCs).

Pharmacovigilance Clause

a.Adverse Event and Medication Error Reporting
i.Merck Animal Health ("MERCK") shall notify HESKA of any Adverse Event or Medication Error relating to the Product in the United States and Canada and in accordance with Applicable Law. Notification timelines shall be dependent upon the country of occurrence.
•For Adverse Events and Medication Errors originating in the United States, such notice shall be forwarded to HESKA by Merck Animal Health USA ("MERCK USA") via email using the PV-Works 1932 form within three (3) business days from the Date First Valid
•For Adverse Events and Medication Errors originating in Canada, such notice shall be forwarded to HESKA by Merck Animal Health Canada ("MERCK CANADA") via email using the PV-Works CVMP form within twelve (12) calendar days from the Date First Valid.
•Except for Canadian reports in which the reporter information may be withheld, all notifications shall include the name, address, and telephone number of the Person making the complaint or report of an Adverse Event or Medication Error, the Product involved, the nature of the Adverse Event or Medication Error, and such other information as the Authorization Holder may reasonably require.
ii.In the event that HESKA personnel are in direct receipt of any Adverse Event or Medication Error relating to the Product originating from anywhere in the world, notice shall be forwarded to MERCK by email to the designated point of contact ("DPOC") (USA contact: uscompanionpv@merck.com; Canadian contact: vet_PQC@merck.com), utilizing the reporting form, which is attached hereto as Exhibit E and made a part hereof. Notice shall be sent within one (1) Business Day or three (3) calendar days, whichever is shorter, from the Date First Valid.
iii.MERCK shall investigate any complaint or report of an Adverse Event or Medication Error. HESKA shall cooperate fully with and provide all reasonable and necessary information and assistance to MERCK in connection with such investigation, including, without limitation, submission of complete, accurate and timely responses to requests for additional information for each Product. MERCK shall notify HESKA of the results of, and any action taken with respect to, MERCK's investigation. HESKA shall:
•take all steps necessary to assist MERCK in meeting any reporting obligations and other obligations under Applicable Law relating to veterinary medicinal products and the applicable local regulations; and
•fulfill its reporting and other obligations under Applicable Law relating to veterinary medicinal products and the applicable local regulations.
iv.MERCK shall be ultimately responsible for the collection, storage and assessment of the Adverse Event and Medication Error data.
v.In the event HESKA receives from any Governmental Authority any communication relating to any Adverse Event or Medication Error HESKA shall, within one (1) Business Day from the date of receipt of such communication, notify MERCK of such communication by e-mail, to the [***], utilizing the reporting form, which is attached hereto as Exhibit E. The notice shall include, in addition to the communication from the Governmental Authority, a written summary of any conversations between HESKA or its Representatives and the Governmental Authority and any

other information relating to such communication. HESKA shall notify MERCK of such communication.
vi.HESKA shall, within thirty calendar (30) days from the date of receipt of a request by MERCK, provide to MERCK a print-out or electronic file of each Adverse Event or Medication Error directly reported to or known by HESKA for the twelve (12) month period prior to the date of such request. HESKA shall, within ten (10) calendar days from the date of receipt of a request by MERCK, make available to MERCK or its designee, for inspection and copying (at MERCK's cost and expense), records of HESKA (including electronic files) relating to each Adverse Event and each Medication Error. The obligation of HESKA to disclose to MERCK records and information concerning any Adverse Event or Medication Error shall continue as long as MERCK continues to market any Product.
vii.MERCK and HESKA shall meet, in a timely fashion and from time to time as may be reasonably required, to implement the Adverse Event or Medication Error reporting and consultation procedures prescribed in this Clause.
viii.Within fifteen (15) calendar days of the end of each quarter, HESKA shall provide MERCK [***] with a line listing of all adverse event and medication error reports directly received by HESKA during the quarter. In turn, MERCK shall review all quarterly line listings forwarded by HESKA and notify HESKA of any discrepancies by no later than ten (10) calendar days from receipt thereof.
ix.Within fifteen (15) calendar days of the end of each quarter, MERCK CANADA shall provide HESKA [***] with a line listing of all adverse event and medication error reports directly received by MERCK CANADA during the quarter. In turn, HESKA shall review all quarterly line listings forwarded by MERCK CANADA and notify MERCK CANADA of any discrepancies by no later than ten (10) calendar days from receipt thereof.
x.On a weekly basis, MERCK USA shall provide HESKA [***] with a line listing of all adverse event and medication error reports directly received by MERCK USA during the prior week. In turn, HESKA shall review all weekly line listings forwarded by MERCK USA and notify MERCK USA of any discrepancies by no later than ten (10) calendar days from receipt thereof.
xi.The Authorization Holder (HESKA in USA; MERCK CANADA in Canada) shall have the ultimate obligation to make or file any report, or otherwise make any disclosure, with respect to any Adverse Event or Medication Error, to the relevant Governmental Authorities.
xii.MERCK shall have obtained all consents necessary to permit HESKA (and/or any of its and/or their contractors and/or agents) to lawfully handle and process any Personal Information relating to Adverse Events or Medication Errors, including personal data relating to individual persons making a complaint or reporting the occurrence of an Adverse Event or Medication Error.

b.Product Quality Complaint Reporting
i.HESKA shall develop and maintain written procedures governing the receipt and delivery of an investigation report for any Product Quality Complaint. HESKA shall:
•make such changes to such procedures as required by Applicable Law or as MERCK may reasonably request from time to time; and
•within thirty (30) days from the date of receipt of a request, or fourteen

(14) days from the date of receipt of an urgent request by MERCK, make available to MERCK or its designee, for inspection and copying, records of HESKA relating to each Product Quality Complaint.
ii.MERCK reserves the right to handle, process, investigate, and respond to each Product Quality Complaint. HESKA shall cooperate fully with and provide all reasonable and necessary information and assistance to, MERCK in connection with the handling, processing, investigation, and response to a Product Quality Complaint.
iii.For Product Quality Complaints originating in the United States, such notice shall be forwarded to HESKA by Merck Animal Health USA ("MERCK USA") via email using the PV-Works 1932 form within three (3) business days from the Date First Received.
iv.For Product Quality Complaints originating in Canada, such notice shall be forwarded to HESKA by Merck Animal Health Canada ("MERCK CANADA") via email using the PV-Works CVMP form within twelve (12) calendar days from the Date First Received.

v.In the event HESKA directly receives a Product Quality Complaint, HESKA shall, within one (1) Business Day or three (3) calendar days, whichever is shorter, from the date of receipt of such complaint, notify MERCK [***] of such complaint by e-mail.
vi.Within fifteen (15) calendar days of the end of each quarter, MERCK CANADA shall provide HESKA [***] with a line listing of all Product Quality Complaints received by MERCK CANADA during the quarter. In turn, HESKA shall review all quarterly line listings forwarded by MERCK CANADA and notify MERCK CANADA of any discrepancies by no later than ten
(10) calendar days from receipt thereof.
vii.On a weekly basis, MERCK USA shall provide HESKA [***] with a line listing of all Product Quality Complaints directly received by MERCK USA during the prior week. In turn, HESKA shall review all weekly line listings forwarded by MERCK USA and notify MERCK USA of any discrepancies by no later than ten (10) calendar days from receipt thereof.

c.Retention of Records
i.HESKA shall retain all records relating to an Adverse Event, Medication Error, or a Product Quality Complaint for a period of no less than ten (10) years from the date of receipt of notice or information concerning such Adverse Event, Medication Error, or Product Quality Complaint, as the case may be.
d.Responsibilities

i.Training

MERCK is responsible for training but can delegate the training to HESKA to train HESKA employees, agents, and consultants who are engaged in Product Complaint processing and handling for any Product with regard to the obligations undertaken by each party under this License Agreement. MERCK will be responsible for providing training materials that meet the minimum standards to HESKA. HESKA may use its own training material, if approved by MERCK for training. HESKA shall ensure that initial training has to be completed prior to any distribution of the product. HESKA shall also ensure that all new employees, agents, and consultants engaged in handling Product Complaints receive training within the first 30 days of employment, and that biennial refresher training is given to all employees, agents, and consultants engaged in such activities. HESKA must demonstrate in writing to MERCK [***] that such training has been completed and meets minimum standards as defined by MERCK.

ii.Audit
MERCK will have the right to conduct an audit of HESKA's compliance with complaint reporting under the requirements of this Pharmacovigilance Agreement and with applicable laws and regulations. Any such audit will be conducted during HESKA's normal business hours. MERCK shall provide HESKA at least thirty (30) days written notice of any request to audit HESKA. HESKA shall make itself available in a reasonable time based on MERCK's request.

iii.Quality Management System

HESKA will be responsible for maintaining quality assurance and quality control regarding PV activities including compliance with company procedures and processes.

The responsibilities of each Party regarding pharmacovigilance are set forth in Exhibits C & D attached to this Agreement.

EXHIBIT C

Summary of Pharmacovigilance Responsibilities in USA

PV ACTIVITY	Authorization Holder (HESKA)	License Partner (MERCK USA)
Global Safety Database Holder- responsible for maintaining the official central global safety database that shall contain any adverse event report relating to the Product occurring anywhere in the world
X
Perform Training		X
Perform Audit		X
Perform collection of AEs and PQCs associated with the Product occurring in USA and notification of the other Party		X
Perform follow-up of USA AEs and notification of the other Party		X
Perform initial assessment of AEs occurring in USA for seriousness and causality		X
Perform final assessment of AEs occurring in USA for seriousness and causality	X
Report to the applicable Regulatory Authority in USA	X

Conduct reconciliation of USA cases	X	X
Provide list of clinical studies and/or initiatives on the Product for which they are the sponsor on a quarterly basis	X
Perform local Literature searches		X
Prepare Aggregate Reports and submit in USA to the appropriate Regulatory Authority	X
Perform & document Signalling Activities		X
Send notification of PV requests, safety issues or decisions from the local USA regulatory authority within 2 business days to the other Party	X	X
Prepare PV responses to the USA Regulatory Authority for the Product	X	X
Submit PV responses to the USA Regulatory Authority for the Product	X
Manage Health Authority Inquiries in USA	X	X
Maintain an up-to-date USA Product Labelling	X

EXHIBIT D

Summary of Pharmacovigilance Responsibilities in Canada

PV ACTIVITY	Authorization Holder (MERCK CANADA)	Licence Partner (HESKA)
Global Safety Database Holder- responsible for maintaining the official central global safety database that shall contain any adverse event report relating to the Product occurring anywhere in the world
X
Perform Training	X
Perform Audit	X
Perform collection of AEs and PQCs associated with the Product occurring in Canada and notification of the other Party	X
Perform follow-up of Canadian AEs and notification of the other Party	X
Perform assessment of AEs occurring in Canada for seriousness and causality	X
Report to the applicable Regulatory Authorities in Canada	X
Conduct reconciliation of Canadian cases	X	X
Provide list of clinical studies and/or initiatives on the Product for which they are the sponsor on a quarterly basis.		X
Perform local Literature searches	X
Prepare Aggregate Reports and submit in Canada to the appropriate Regulatory Authority	X
Perform & document Signalling Activities	X
Send notification of PV requests, safety issues or decisions from the local Canadian regulatory authority	X	X

within 2 business days to the other Party
Prepare PV responses to the Canadian Regulatory Authorities for the Product	X	X
Submit PV responses to the Canadian Regulatory Authorities for the Product	X
Manage Canadian Health Authority Inquiries	X	X
Maintain an up-to-date Canadian Product Labelling		X

EXHIBIT E

Product Complaint Form

[Omitted pursuant to Regulation S-K Item 601(a)(5)]